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                                                                      EXHIBIT 99

                               MOORE-HANDLEY, INC.

                        1991 INCENTIVE COMPENSATION PLAN
                        --------------------------------

     SECTION 1. PURPOSE.The purpose of the Plan is to enable the Company to attract, retain and reward key employees of the Company and its Subsidiaries, and strengthen the mutuality of interests between such key employees and the Company's shareholders.

     SECTION 2. DEFINITIONS.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a)  "BOARD" means the Board of Directors of the Company.

     (b) "CAUSE" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.

     (c)  "CHANGE IN CONTROL" means the happening of any of the following:

          (i) after the date of adoption of this Plan, any person, including a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary, becomes the beneficial owner, directly or indirectly, of Stock representing 20% or more of the combined voting power of the Stock (other than any person, including any such group, which beneficially owned Stock representing 20% or more of such voting power prior to the date of adoption hereof);

          (ii) the commencement or announcement of a tender offer for a majority of the Stock;

          (iii) during any period of 24 consecutive months, the individuals who at the beginning of such period constitute the Board (the "Incumbent Directors") cease to constitute at least a majority thereof, PROVIDED that a director who was not a director at the beginning of such 24-month period shall be deemed to be an Incumbent Director if such director was elected (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid

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     such a contest) by, or with the approval of, at least two-thirds of the
     Incumbent Directors; or

          (iv) the approval by shareholders of (X) an agreement for the acquisition of the Company by an entity other than a Subsidiary through the purchase of stock or assets, or by merger, or otherwise, or (Y) the liquidation of the Company.

     (d) "CHANGE IN CONTROL PRICE" means the highest price per share paid or offered in any bona fide transaction related to a Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     (f)  "COMMITTEE" means the Committee referred to in Section 9.

     (g) "COMPANY" means Moore-Handley, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (h) "DEFERRED STOCK" means an award representing the right to receive Stock at the end of a specified deferral period.

     (i) "DISINTERESTED PERSON" means a director of the Company who has not during the one-year period prior to any service as an administrator of the Plan as a member of the Committee received any grant or award under this Plan or any grant or award of any equity security under any other plan of the Company or any of its affiliates, except for any Special Options or as otherwise permitted by Rule 16b-3 as from time to time in effect, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (j) "FAIR MARKET VALUE" means, as of any given date, unless otherwise determined by the Committee in good faith, the closing sale price of the Stock on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") (or the closing sale price on the principal Stock exchange on which the Stock is listed) on such date, provided that if no sale of Stock occurs on such date, such determination shall be made as of the next preceding trading day on which sales of Stock occurred.

     (k) "INCENTIVE STOCK OPTION" means any Stock Option designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

     (l) "INDEPENDENT DIRECTOR" means any member of the Board who, at the time in question, is not an employee of the Company or a Subsidiary.

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     (m)  "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an
Incentive Stock Option.

     (n) "PLAN" means this Moore-Handley, Inc. 1991 Incentive Compensation Plan, as set forth herein and as may be amended from time to time.

     (o) "RESTRICTED STOCK" means an award of shares of Stock that is subject to the restrictions on transfer set forth in Section 6.

     (p) "SPECIAL OPTION" means an option to purchase shares of Stock granted automatically under the Plan pursuant to Section 8 to an Independent Director or an individual designated in Section 8.

     (q) "STOCK" means the common stock, $.10 par value per share, of the Company.

     (r) "STOCK APPRECIATION RIGHT" means the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, or, if applicable, the Change of Control Price, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

     (s) "STOCK OPTION" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below and any Special Option.

     (t) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     SECTION 3. SHARES AUTHORIZED.

     There shall be 250,000 shares of Stock available for issuance under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any Restricted Stock or Deferred Stock award granted hereunder is forfeited or any such award or Stock Option otherwise terminates without a payment being made to the participant in cash or Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

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     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options and in the number of shares subject to other outstanding awards granted under the Plan as may be determined by the Committee, in its sole discretion, to ensure that no participant's rights are either enhanced or diluted by reason of such occurrence, PROVIDED that the number of shares subject to any award shall always be a whole number.

     SECTION 4. ELIGIBLE PARTICIPANTS.

     Independent Directors and the individuals named in Section 8 shall be eligible for grants of Special Options. The Committee shall select the key employees of the Company and its Subsidiaries who are eligible to receive a grant or award under the Plan other than a Special Option. Except for Special Options, no member of the Committee shall be eligible to participate in the Plan, but a former Committee member who is also an employee of the Company or any Subsidiary, may receive a grant or award hereunder.

     SECTION 5. STOCK OPTIONS FOR EMPLOYEES.

     (a) GRANTS. The Committee shall have the authority to grant to any eligible employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (b) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 50% of the Fair Market Value of the Stock on the date of grant.

     (c) TERM AND EXERCISABILITY. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, PROVIDED that Stock Options shall no longer be exercisable to the extent that any related Stock Appreciation Rights have been exercised and PROVIDED, FURTHER, that any Stock Option or other derivative security granted or awarded under the Plan to any director or officer (as defined in Rule 16a-1 under the Exchange Act) shall not be exercisable for a period of six months after the date of grant or award. If any Stock

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Option is initially exercisable only in installments, the Committee may waive such installment exercise provisions, in whole or in part, at any time at or after grant.

     (d) METHOD OF EXERCISE. Stock Options which have become exercisable may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee, which shall not be required to take into account any restriction on transfer or risk of forfeiture in making such determination). Unless otherwise determined by the Committee, if payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, any Stock received upon such exercise shall be subject to the same forfeiture restrictions or deferral limitations as applied to the Restricted Stock or Deferred Stock surrendered.

     (e) TERMINATION BY REASON OF DEATH OR DISABILITY. If an optionee's employment terminates by reason of his death or disability (as determined by the Committee on the basis of uniform rules, guidelines or procedures), any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (f) TERMINATION BY REASON OF RETIREMENT. If an optionee's employment with the Company and any Subsidiary terminates by reason of his retirement at or after age 65 or, with the Committee's prior consent, pursuant to the early retirement provisions of any retirement plan sponsored by the Company or a Subsidiary, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such retirement, or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (g) DEATH FOLLOWING TERMINATION DUE TO DISABILITY OR RETIREMENT. If an optionee dies following the termination of his employment due to disability or on account of his retirement and during the period in which he may exercise a Stock Option pursuant to Section 5(e) or 5(f), any unexercised Stock Option held by such optionee shall

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thereafter be exercisable to the extent to which it was exercisable at the time of his death for a period of one year from the date of his death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (h) OTHER TERMINATION. Unless otherwise determined by the Committee at or after grant, if an optionee's employment terminates for any reason other than those described in Sections 5(e) and (f), any Stock Option held by such optionee shall terminate; provided, however, that in no event shall any Stock Option be exercisable after any termination for Cause.

     (i) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

     To the extent required for "incentive stock option" status under Section 422A(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000. If Section 422A is hereafter amended to delete the requirement now in Section 422A(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422A(b)(7), then this second paragraph of Section 5(i) shall be rendered void and without effect.

     (j) STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, but shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

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     (k)   EXCHANGE PROVISIONS. The Committee may offer a participant the right to exchange any previously granted Stock Option for a cash payment or for a new Stock Option, including a new Stock Option having a lower option exercise price.

     SECTION 6. RESTRICTED STOCK.

     (a) AWARDS. The Committee shall determine the eligible employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 6(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions:

           (i) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the purchase price, if any, for such shares of Restricted Stock, which shall be equal to or less than their par value and may be zero.

           (ii) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (iii) Except as expressly provided in the Plan, or as otherwise determined by the Committee and set forth in a participant's award agreement, a recipient of Restricted Stock shall have all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.


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          (iv)    Unless otherwise determined by the Committee at the time of grant, upon termination of a participant's employment with the Company and any Subsidiary for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, under rules comparable to those relating to the exercisability of options as set forth in Sections 5(e) through 5(h).

     SECTION 7. DEFERRED STOCK.

     (a) AWARDS. The Committee shall determine the eligible employees to whom, and the time or times at which, Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 7(b). Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b) TERMS AND CONDITIONS. The shares of Deferred Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 7(b)(vi) below, Deferred Stock awards may not be sold, transferred, pledged or assigned during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 7(b)(v), where applicable), certificates shall be delivered to the participant, or his legal representative, for a number of shares of Stock equal to the Deferred Stock award.

          (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will, in the sole discretion of the Committee, either be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock to the extent shares are available under Section 3.

          (iii) Unless otherwise determined by the Committee at the time of grant, upon termination of a participant's employment with the Company and any Subsidiary for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, under rules comparable to those relating to the exercisability of options as set forth in Sections 5(e) through 5(h).


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          (iv)    Based on such factors or criteria as the Committee may
     determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

     SECTION 8. SPECIAL OPTIONS.

     (a) DIRECTORS' STOCK OPTIONS. On the day after each annual meeting of stockholders of the Company occurring during the term of the Plan and commencing with the 1991 annual meeting, there shall be granted (without any action or exercise of any discretion on the part of the Committee) to each Independent Director a Non-Qualified Stock Option to purchase 2,000 shares of Stock. Each such Special Option granted under this Section 8(a) (i) shall have an exercise price equal to the Fair Market Value of the Stock on the date of grant, payable in cash at the time of exercise, (ii) shall become exercisable as to all shares of Stock covered thereby six months after the date of grant, and (iii) shall terminate, if not previously exercised, on the tenth anniversary of the date of grant or, if earlier, the third anniversary of the date the Outside Director ceases to be a director of the Company.

     (b) OPTIONS GRANTED TO CERTAIN OFFICER-DIRECTORS. Effective as of the date of adoption of this Plan by the Board, there is hereby granted (without any action or exercise of any discretion on the part of the Committee) to each of the officer-directors of the Company named below a Non-Qualified Stock Option to purchase the number of shares of stock specified opposite his name:

     William Riley, Chairman and
          Director                                 50,000 shares

     Pierce E. Marks, Jr., President
          and Chief Executive Officer
          and Director                             50,000 shares

     L. Ward Edwards, Vice President-
          Finance, Treasurer and
          Secretary and Director                   10,000 shares

Each Special Option granted under this Section 8(b) (I) shall have an exercise price of $5.36 per share on the date of grant, payable in cash at the time of exercise, (II) shall become exercisable as to all shares of Stock covered thereby on the earlier to occur of

     (A) if the officer-director is then still an employee of the Company or a Subsidiary or a member of the Board, the date of delivery of a certificate


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          by the Company's independent accountants that the consolidated earnings per share of Stock (as presently constituted) for the preceding fiscal year of the Company, determined in accordance with generally accepted accounting principles, but before giving effect to any charge to earnings resulting from the Special Options granted under this Section 8(b), equal or exceed $.85 per share;

     (B) if the officer-director is then still an employee of the Company or a Subsidiary, the date which is three months before the tenth anniversary of the date of grant thereof; and

     (C) the date on which the officer-director retires from employment with the Company and its Subsidiaries, PROVIDED that such retirement occurs on or after the date on which such officer-director attains age 70; and

(III) shall terminate, if not previously exercised, on the tenth anniversary of the date of grant or, if earlier, (X) the later of the date the officer-director
(1) terminates employment with the Company and each of its Subsidiaries and (2) ceases to be a member of the Board, if the Special Option is not exercisable as of such later date, or (Y) the third anniversary of the later of the date the officer-director (1) terminates employment with the Company and each of its Subsidiaries and (2) ceases to be a member of the Board, if the Special Option is exercisable as of such later date.

     SECTION 9. CHANGE IN CONTROL PROVISIONS.

     In the event of a Change of Control:

          (i) any Stock Appreciation Rights outstanding for at least six months and any Stock Options (other than the Special Options) not previously exercisable and vested shall become fully exercisable and vested;

          (ii) the restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock not already vested shall lapse and such shares and awards shall be deemed fully vested; and

          (iii) except in the case of Incentive Stock Options, all Stock Appreciation Rights shall be settled in cash on the basis of the Change in Control Price as of the date such Change in Control is determined to have occurred.




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     SECTION 10. ADMINISTRATION.

     (a) The Plan shall be administered by a committee of two or more directors, each of whom is a Disinterested Person (the "Committee"). The Committee may include the entire Board, if all directors are Disinterested Persons.

     (b) The Committee shall have the authority to (i) adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall deem advisable; (ii) interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto; and (iii) supervise the administration of the Plan, PROVIDED that the Committee shall have no such authority with respect to Special Options granted under Section 8. All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

     SECTION 11. AMENDMENTS AND TERMINATION.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under any outstanding Stock Option, Stock Appreciation Right, Restricted Stock award or Deferred Stock award without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:

     (a) except as expressly provided in this Plan, increase the total number of shares of Stock issuable under the Plan;

     (b) decrease the option price of any Stock Option to less than 50% of the Fair Market Value on the date of grant;

     (c) materially change the employees or class of employees eligible to participate in the Plan; or

     (d)     extend the maximum option period under Section 5(c) of the Plan.

     Notwithstanding the foregoing, the provisions of Section 8 may not be amended more than once in any six-month period (except to comport with changes in the Code or the rules thereunder) and, no amendment to Section 8 will be effective without the approval of the Company stockholders.

     The Committee may amend the terms of any Stock Option (other than a Special Option) or other award theretofore granted, prospectively or retroactively, but, subject to


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Section 3, no such amendment shall impair the rights of any holder without the holder's consent.

     SECTION 12. GENERAL PROVISIONS.

     (a) INVESTMENT REPRESENTATION. The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.












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     (b)     NON-TRANSFERABILITY OF OPTIONS. No Stock Option or other award made hereunder shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or his guardian or legal representative.

     (c) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the adoption of the Plan nor any grant or award thereunder shall confer upon any employee of the Company or any Subsidiary any right to continued employment nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (d) TAX WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) GOVERNING LAW. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.



     SECTION 13. TERM OF THE PLAN.

     The Plan shall be effective as of April 12, 1991, subject to the approval of the Plan by the affirmative votes of the holders of a majority of the shares of Stock present or represented by proxy and entitled to vote at the annual meeting of stockholders of the Company in 1991. Any grants or awards made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders. No Stock Option, Stock Appreciation Right, Restricted Stock award or Deferred Stock award shall be granted hereunder after April 12, 2001.




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